KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                   News
Public & Investor Relations, Corporate & Marketing Communications

FOR:           MEDIX RESOURCES, INC.

CONTACT:       John R. Prufeta, President and CEO
               (212) 697-2509
               (212) 681-9817 (fax)
               jprufeta@cymedix.com
KCSA           Sarah Shepard / Elena Bonaiuto
CONTACTS:      (212) 896-1236 / (212) 896-1233
               (212) 697-0910 (fax)
               sshepard@kcsa.com / ebonaiuto@kcsa.com
               www.kcsa.com

                                                      FOR IMMEDIATE RELEASE

                   MEDIX RESOURCES TO PRESENT AT UBS WARBURG's
                      GLOBAL HEALTHCARE SERVICES CONFERENCE

NEW YORK,  January  18,  2001 - Medix  Resources,  Inc.  (AMEX:  MXR) today announced  that it will be presenting at UBS  Warburg's  Global  Healthcare
Services  Conference.  The  conference,  to be held at The  Plaza  Hotel in
New  York  City,  will run  from  Monday,  February  5,  through  Thursday,
February 8, 2001.
      John R.  Prufeta,  President  and Chief  Executive  Officer  of Medix
Resources, will be presenting on Thursday, February 8, 2001 at 2:00 p.m.
      "UBS Warburg's  leading  healthcare  investor  conference is an ideal
forum  for  Medix   Resources   to  present   its  value   proposition   to
institutional  investors  throughout  the  United  States,  as  well  as to potential strategic partners." commented Mr. Prufeta.
      Medix Resources,  Inc.  through its wholly owned  subsidiary  Cymedix
Lynx  Corporation is the developer and provider of the  Cymedix.com(R)suite of  fully-secure,  patented  Internet  based software  products,  that will
allow   instantaneous   communication   of  high  value  added   healthcare
information   among   doctor   offices,    hospitals,   health   management
organizations  and  insurance  companies.   Additional   information  about
Medix  Resources  and its  products  and  services can be found by visiting its Web sites,  www.medixresources.com  and www.cymedix.com,  or by calling
(800) 326-8773.

                                      # # #
Information  in this  press  release  contains  forward-looking  statements that  involve  risks and  uncertainties  that  might  adversely  affect the
Company's  operating  results  in the  future to a  material  degree.  Such risks and uncertainties  include,  without  limitation,  the ability of the
Company  to raise  capital  to  finance  the  development  of its  software products,  the effectiveness  and the marketability of those products,  the ability of the  Company to protect  its  proprietary  information,  and the
establishment  of  an  efficient   corporate  operating  structure  as  the
Company  grows.  These and other risks and  uncertainties  are presented in detail in the  Company's  Form 10-KSB for  1999,and its Form 10-QSB for the
third quarter of 2000,  which were filed with the  Securities  and Exchange
Commission  on March 30, 2000,  and November 14, 2000,  respectively.  This information is available from the SEC or the Company.

           This press release and prior releases are available on the
            KCSA Public Relations Worldwide Web site at www.kcsa.com